Exhibit 20(h)

                     Monthly Certificateholders' Statement

                       Sears Credit Account Master Trust II

                         Series 1996-3 Monthly Statement

Distribution Date: March 15, 1999     Due Period Ending:  February 1999

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1996-3 Investors this Due Period

                               Total             Interest        Principal
Series 1996-3

Class A                 $2,916,666.67       $2,916,666.67            $0.00

Class B                   $133,125.00         $133,125.00            $0.00

Class C                         $0.00               $0.00            $0.00


2.Principal Receivables at the end of the Due Period

(a)TOTAL PRINCIPAL RECEIVABLES IN THE TRUST              $10,668,441,420.03


Aggregate Investor Interest                               $7,218,143,275.03


Seller Interest                                           $3,450,298,145.00


(b)INVESTOR INTEREST BY GROUPS

Group One Investor Interest                               $7,218,143,275.03


(c)INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest                             $636,006,529.34

Series 1995-1 Investor Interest                             $215,688,063.68

Series 1995-2 Investor Interest                             $649,589,437.04

Series 1995-3 Investor Interest                             $588,240,000.00

Series 1995-4 Investor Interest                              $31,889,680.01

Series 1995-5 Investor Interest                             $588,250,000.00

Series 1996-1 Investor Interest                             $588,240,000.00

Series 1996-2 Investor Interest                             $408,338,564.96

Series 1996-3 Investor Interest                             $588,240,000.00

Series 1996-4 Investor Interest                             $588,240,000.00

Series 1996-5 Investor Interest                             $628,931,000.00

Series 1997-1 Investor Interest                             $588,240,000.00

Series 1998-1 Investor Interest                             $588,250,000.00

Series 1998-2 Investor Interest                             $530,000,000.00


(d)INVESTOR INTEREST BY CLASS (SERIES 1996-3)

Class A Investor Interest                                   $500,000,000.00

Class B Investor Interest                                    $22,500,000.00

Class C Investor Interest                                    $65,740,000.00


TOTAL CLASS INVESTOR  INTEREST                              $588,240,000.00



3.Allocation of Collections During the Due Period

(a)TOTAL COLLECTIONS                                       $826,609,326.32

Principal Receivables Collected                            $642,883,504.60

Finance Charge Receivables Collected                       $183,725,821.72

Recovered Amounts added as Additional Funds                 $13,681,797.15


                                                                 Additional
                               Finance Charge    Principal       Allocable
                               Collections       Collections     Amounts
(b)ALLOCATION OF COLLECTIONS
WITH RESPECT TO THE INVESTOR
INTEREST AND THE SELLER INTEREST

Aggregate Investor Allocation
(Aggregate Investor Percentage
multiplied by total Collections
received during the Due Period)$123,323,392.29   $431,526,575.22 $13,681,797.15

Seller Allocation (Seller Percentage
multiplied by total Collections
received during the Due Period) $60,402,429.44   $211,356,929.38          $0.00

(c)Group One Allocation        $123,323,392.29   $431,526,575.22 $13,681,797.15

(d)Series 1996-3 Allocation      $9,855,538.75    $34,485,970.61  $1,093,397.44

(e)Reallocations of Collections
to Series 1996-3 from other series
in Group One and application of
Charge-Off reimbursements
to Principal payments.                   $0.00            $0.00           $0.00


4.Information Concerning Controlled Amortization Amount

                             Amount Distributed      Total Distributions
                             this Due Period         through this Due Period

SERIES 1996-3 BY CLASS:

Class A                                  $0.00            $0.00

Class B                                  $0.00            $0.00

Class C                                  $0.00            $0.00

5.Investor Charged-Off Amounts
                                                     This Due Period

(a)Group One (the sum of the Series Investor
Charged-Off Amounts for all Series in Group One)   $50,220,558.17

(b)Series 1996-3 (the sum of the Class Investor
Charged-Off Amounts for all Classes in Series
1996-3)                                             $4,013,436.93

(c)Series 1996-3 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                          $3,411,394.10

Class B (Class B Percentage multiplied
by the Charged-Off Amount)                            $153,512.73

Class C (Class C Percentage multiplied
by the Charged-Off Amount)                            $448,530.10


6.Investor Losses
                                                      Total

(a)Group One                                                $0.00

(b)Series 1996-3                                            $0.00

(c)Series 1996-3 By Class:

Class A                                                     $0.00

Class B                                                     $0.00

Class C                                                     $0.00


7.Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                                $6,008,655.98

INVESTOR SERVICING FEE

(a)Group One $12,267,848.25

(b)Series 1996-3 $980,400.00


8.Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                                           20.11%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                                      8.19%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in the
Trust as of the first day of the Due Period)                      2.23%

(d)Investor Servicing Fee Percentage
(weighted  average of Investor Servicing
Fees for Series 1996-3)                                           2.00%


(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1996-3)                                         6.22%

(f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of
 Charge-Offs, the Investor Servicing Fee Percentage
and the Weighted Average Certificate Rate)                        5.93%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)                                  7.41%


9.Summary Delinquency Aging Information

The  Accounts in the Trust have the following delinquency distribution (1):

                                                February 1999
Delinquencies as a % of balances (2)
   60 - 89 days past due............................1.66%
   90 - 119 days past due....................... ...1.29%
   120 days or more past due....................... 2.88%
Total Delinquencies                                 5.83%


(1) In October 1998, Sears completed the conversion to the Total Systems Services, Inc. ("TSYS") account processing system of approximately 12 % of the accounts in the Sears Portfolio, affecting approximately 13% of the receivable balances in the Trust at the end of the February Due Period. The accounts converted were selected without regard to whether they were in the Trust. The data above excludes Accounts that have been converted to TSYS. For a further discussion of Sears change to the new aging methodology in connection with the conversion of its receivable processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated May 14, 1998.

(2) Under Sears existing receivables processing system, in general, Sears and the Bank considers an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The data above reflect the percentage of account balances for which the cumulative past due amount is three, four and five or more times, respectively, the scheduled minimum monthly payment and exclude accounts that have been converted to TSYS. The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period.

Under the new TSYS processing system, Sears determines delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The following data reflect Accounts for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively. The performance of the converted accounts may not be representative of the total Sears Portfolio or the Accounts in the Trust.

   60 - 89 days past due............................2.46%
   90 - 119 days past due.......................... 1.77%
   120 days or more past due........................4.71%
   Total Delinquencies                              8.94%


                                THE FIRST NATIONAL BANK OF CHICAGO,
                                as Trustee


                                By:/S/ Diane Swanson
                                       Diane Swanson
                                       Assistant Vice President